Exhibit 99.1

RIVIERA HOLDINGS CORPORATION
2901 Las Vegas Boulevard South
Las Vegas, NV 89109
Investor Relations (800) 362-1460
www.rivierahotel.com

FOR IMMEDIATE RELEASE:

Riviera Holdings Common Stock Delisted From NYSE Amex
Available for Quotation on Pink Sheets under Symbol “RVHL”

LAS VEGAS, NV (June 25, 2009) – Riviera Holdings Corporation (the “Company”) today announced that trading of its common stock (NYSE Amex: RIV) on the NYSE AMEX LLC was suspended as of the close of trading today.  Effective June 26, 2009, the Company’s common stock will be available for quotation on the Pink OTC Markets, Inc. (the “Pink Sheets”) under the symbol “RVHL”.  As of Friday, June 26, 2009, the Company’s real-time level 2 quotes may be found at: http://www.pinksheets.com/pink/quote/quote.jsp?symbol=rvhl

Forward –Looking Statements

In accordance with the “Safe Harbor” provisions (as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied in this news release.  Forward-looking statements include the words “expect,” “may,” “aim,” “foresee,” “potential,” “should,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “projections” or “anticipate,” and similar words, and they include all discussions about our ongoing or future plans, objectives or expectations.  Risks and uncertainties that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among other factors: uncertain hotel and casino market conditions, financing requirements, interest rates, proposals for the acquisition of Riviera Holdings Corporation, increases in energy costs, economic and political instability, disruptions affecting expansion and modernization objectives and timetables, onerous regulatory requirements, fiscally burdensome planned or unplanned Capital Expenditures and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.  Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from anticipated results, performance or achievements expressed or implied by the forward-looking statements.  We do not intend to update its forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings Corporation

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado.  Riviera Holding Corporation’s stock is quoted on the Pink Sheets, under the symbol RVHL.

# # #